Exhibit 99.1

ASPECT COMMUNICATIONS COMMENTS ON PRELIMINARY FIRST

QUARTER 2003 FINANCIAL RESULTS

SAN JOSE, Calif., April 07, 2003—Aspect Communications Corporation (Nasdaq: ASPT), the leading provider of enterprise customer contact solutions, today announced that based on current information, the company estimates that revenue for the first quarter ending March 31, 2003, will be between $83 million and $85 million. Operating expenses are expected to be in a range of $39 million to $41 million. Earnings per share for the first quarter are expected to be either $.04 or $.05. The company said it ended the first quarter with a cash balance of $200 million, an increase of more than $54 million sequentially from the fourth quarter of 2002, of which $44 million, net of expenses, resulted from the closing of the company’s private placement financing in January 2003.

“Based on a preliminary evaluation of the quarter’s results, our service revenues from our installed base remained constant from the prior quarter, while new product sales were significantly impacted by a slowing global economy. However, continued cost-reduction efforts allowed us to deliver continued bottom-line profitability,” stated Aspect Executive Vice President and Chief Financial Officer Gary Wetsel.

Aspect will announce further information about its first quarter results and will host its first quarter 2003 earnings call on April 17, 2003.

About Aspect Communications
 Aspect Communications Corporation is the leading provider of business communications solutions that help companies improve customer satisfaction, reduce operating costs, gather market intelligence and increase revenue. Aspect is a trusted mission-critical partner with more than two-thirds of the Fortune 50, daily managing more than 3 million customer sales and service professionals worldwide. Aspect is the only company that provides the mission-critical software platform, development environment and applications that seamlessly integrate voice-over-IP, traditional telephony, e-mail, voicemail, Web, fax and wireless business communications, while guaranteeing investment protection in a company’s front-office, back-office, Internet and telephony infrastructures. Aspect’s leadership in business communications solutions is based on more than 17 years of experience and more than 8,000 implementations deployed worldwide. The company is headquartered in San Jose, Calif., with offices around the world and an extensive global network of systems integrators, independent software vendors and distribution partners. For more information, call (877) 621-3692.

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Aspect, the Aspect logo and the phrases and marks relating to other Aspect products and services discussed in this press release constitute one or both of the following: (1) registered trademarks and/or service marks of Aspect Communications Corporation in the United States and/or other countries or (2) intellectual property subject to protection under common law principles. All other names and marks mentioned in this document are properties of their respective owners.

The statements relating to Aspect’s expected first quarter financial results are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under its safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Specific factors that may cause actual revenue and earnings per share results to differ include: the significant percentage of Aspect’s quarterly sales consummated in the last few days of the quarter and the potential for delays in closing of sales or product deliveries, both of which make quarterly financial predictions especially difficult and raise a substantial risk of variance in actual results; changes in the overall mix of product line revenues can have a significant impact on gross margin and profitability; insufficient, excess or obsolete inventory and variations in valuation and foreign exchange rate fluctuations, can all cause revenues and income to fall significantly short of anticipated levels. The financial results to be reported by Aspect for its first quarter are subject to the further review of the revenue recognized under Aspect’s accounting policies, typical quarterly adjustments by the Company, application of generally accepted accounting principles to the actual results and review of such results by the Company’s auditors. Additional risks that could cause actual results to differ materially from those projected are discussed in Aspect’s Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Aspect undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Carrie Kovac
Investor Relations
Aspect Communications
(408) 325-2437
carrie.kovac@aspect.com